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                                                                    Exhibit (11)
                             WALL DATA INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE

                                                                               THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                             1996               1995
                                                                           ----------       -----------
PRIMARY
    Average shares outstanding                                              8,993,773         9,271,504
    Net effect of dilutive stock options based on the treasury
       stock method using average market price                                588,921         1,042,983
                                                                           ----------       -----------
    Total weighted average shares outstanding                               9,582,694        10,314,487
                                                                           ----------       -----------
    Net income                                                             $  511,000       $    21,000
                                                                           ----------       -----------
    Net income per share                                                   $     0.05       $      0.00
                                                                           ----------       -----------

FULLY DILUTED
    Average shares outstanding                                              8,993,773         9,271,504
    Net effect of dilutive stock options based on the treasury stock method using the period-end market price, if higher than
       average market price                                                   597,874         1,059,529
                                                                           ----------       -----------
    Total weighted average shares outstanding                               9,591,647        10,331,033
                                                                           ----------       -----------
    Net income                                                             $  511,000       $    21,000
                                                                           ----------       -----------
    Net income per share                                                   $     0.05       $      0.00
                                                                           ----------       -----------


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